Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Twelve Months Ended December 31, 2025.

WAUWATOSA, WI – 1/28/26– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $7.7 million, or $0.44 per diluted share, for the quarter ended December 31, 2025 compared to $5.2 million, or $0.28 per diluted share, for the quarter ended December 31, 2024.  Net income totaled $7.9 million, or $0.45 per diluted share, for the quarter ended September 30, 2025. Net income per diluted share was $1.48 for the twelve months ended December 31, 2025 compared to net income per diluted share of $1.01 for the twelve months ended December 31, 2024.

"We ended 2025 on a high note as net interest margin, deposit growth, and strong asset quality metrics resulted in our best quarterly pretax income since June 2022,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "The Community Banking segment achieved growth in net interest income of $2.6 million, or 20.4%, compared to the quarter ended December 31, 2024  as net interest margin grew to 2.89% for the quarter.  The increases were primarily due to growth in yield on our loans held for investment and a reduction of our cost of funds. Strong asset quality and another quarter of net recoveries resulted in a release from our allowance for credit losses. The Mortgage Banking segment recorded a third straight quarter of pre-tax income due to an increase in refinance activity as rates decreased periodically throughout the quarter.  We increased our book value per share $0.53 during the quarter with continued strong earnings, share repurchase program, and improving valuations on our investment security portfolio, prior to declaring a quarterly dividend of $0.15 per share. In total, $5.3 million was returned to shareholders through buybacks and dividends in the quarter."

Highlights of the Quarter Ended December 31, 2025

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $7.7 million for the quarter ended December 31, 2025 compared to net income of $5.2 million for the quarter ended December 31, 2024.
●	Consolidated return on average assets (annualized) was 1.35% for the quarter ended December 31, 2025 and 0.94% for the quarter ended December 31, 2024.
●	Consolidated return on average equity (annualized) was 8.74% for the quarter ended December 31, 2025 and 6.05% for the quarter ended December 31, 2024.
●	Dividends declared during the quarter ended December 31, 2025 totaled $0.15 per common share.
●	During the quarter ended December 31, 2025, we repurchased approximately 174,000 shares at a cost (including the federal excise tax) of $2.7 million, or $15.62 per share.
●	Nonperforming assets as a percentage of total assets was 0.29% at December 31, 2025, 0.27% at September 30, 2025, and 0.28% at December 31, 2024.
●	Past due loans as a percentage of total loans was 0.86% at December 31, 2025, 0.50% at September 30, 2025, and 0.90% at December 31, 2024.
●	Book value per share was $19.03 at December 31, 2025 and $17.53 at December 31, 2024.

Community Banking Segment

●	Pre-tax income totaled $9.1 million for the quarter ended December 31, 2025, which represents a $2.4 million, or 35.5%, increase compared to $6.7 million for the quarter ended December 31, 2024.
●	Net interest income totaled $15.5 million for the quarter ended December 31, 2025, which represents a $2.6 million, or 20.4%, increase compared to $12.9 million for the quarter ended December 31, 2024.
●	Average loans held for investment totaled $1.71 billion during the quarter ended December 31, 2025, which represents an increase of $30.3 million, or 1.8%, compared to the quarter ended December 31, 2024. The increase was primarily due to increases in multi-family and commercial real estate mortgages offset by a decrease in single-family mortgages. Average loans held for investment increased $30.1 million compared to $1.68 billion for the quarter ended September 30, 2025. The increase was primarily due to increases in multi-family and commercial real estate mortgages. The ending loan balance decreased $39.3 million from September 30, 2025 due to a few significant construction loan payoffs at year end.
●	Net interest margin increased 47 basis points to 2.89% for the quarter ended December 31, 2025 compared to 2.42% for the quarter ended December 31, 2024, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the cost of borrowings and weighted average cost of deposits. Net interest margin increased 13 basis points compared to 2.76% for the quarter ended September 30, 2025, which was primarily driven by decreases in cost of borrowings and weighted average cost of deposits.
●	Past due loans at the community banking segment totaled $10.4 million at December 31, 2025, $6.8 million at September 30, 2025, and $12.8 million at December 31, 2024.

●

The segment had a negative provision for credit losses related to funded loans of $252,000 for the quarter ended December 31, 2025 compared to a provision for credit losses related to funded loans of $61,000 for the quarter ended December 31, 2024.  The current quarter decrease was primarily due to decreases in multi-family and construction loan balances. The negative provision for credit losses related to unfunded loan commitments was $266,000 for the quarter ended December 31, 2025 compared to a provision for credit losses related to unfunded loan commitments of $270,000 for the quarter ended December 31, 2024. The negative provision for credit losses related to unfunded loan commitments for the quarter ended December 31, 2025 was due primarily to decreases in the construction loans waiting to be funded and the loan pipeline compared to the prior quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 49.23% for the quarter ended December 31, 2025, compared to 51.54% for the quarter ended December 31, 2024.
●	Average core retail deposits (excluding brokered and escrow accounts) totaled $1.32 billion during the quarter ended December 31, 2025, an increase of $49.0 million, or 3.8%, compared to $1.27 billion during the quarter ended December 31, 2024 due primarily to increases in money market and certificate of deposits balances. Average deposits increased $11.9 million, or 3.6% annualized, compared to $1.31 billion for the quarter ended September 30, 2025. The segment had an average of $105.5 million in brokered certificate of deposits during the quarter ended December 31, 2025 compared to $59.3 million during the quarter ended December 31, 2024.

Mortgage Banking Segment

●	Pre-tax income totaled $900,000 for the quarter ended December 31, 2025, compared to a pretax loss of $625,000 for the quarter ended December 31, 2024.
●	Loan originations increased $64.0 million, or 13.6%, to $534.6 million during the quarter ended December 31, 2025, compared to $470.7 million during the quarter ended December 31, 2024. Origination volume relative to purchase activity accounted for 78.9% of originations for the quarter ended December 31, 2025 compared to 82.1% of total originations for the quarter ended December 31, 2024.
●	Mortgage banking non-interest income increased $2.7 million, or 15.6%, to $20.2 million for the quarter ended December 31, 2025, compared to $17.5 million for the quarter ended December 31, 2024.
●	Gross margin on loans sold totaled 3.80% for the quarter ended December 31, 2025, compared to 3.74% for the quarter ended December 31, 2024.
●	Total compensation, payroll taxes and other employee benefits increased $1.7 million or 12.4%, to $15.5 million during the quarter ended December 31, 2025 compared to $13.8 million during the quarter ended December 31, 2024. The increase primarily related to increased commission expense, manager pay expense, bonus expense, and health insurance expense.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2025	2024	2025	2024
	(In Thousands, except per share amounts)
Interest income:
Loans	$27,175	$26,391	$104,753	$103,066
Mortgage-related securities	1,406	1,136	5,215	4,496
Debt securities, federal funds sold and short-term investments	1,531	1,525	6,140	5,606
Total interest income	30,112	29,052	116,108	113,168
Interest expense:
Deposits	10,693	11,410	43,519	40,573
Borrowings	3,708	4,807	15,855	26,427
Total interest expense	14,401	16,217	59,374	67,000
Net interest income	15,711	12,835	56,734	46,168
Provision (credit) for credit losses	(558)	367	(1,394)	(168)
Net interest income after provision (credit) for loan losses	16,269	12,468	58,128	46,336
Noninterest income:
Service charges on loans and deposits	461	626	2,085	2,060
Increase in cash surrender value of life insurance	540	407	2,561	1,969
Mortgage banking income	20,063	17,365	79,225	83,565
Other	395	607	1,316	1,708
Total noninterest income	21,459	19,005	85,187	89,302
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	20,917	18,423	79,619	81,078
Occupancy, office furniture, and equipment	1,824	1,579	7,194	7,573
Advertising	696	727	2,877	3,554
Data processing	1,206	1,233	4,941	4,978
Communications	232	224	973	922
Professional fees	219	1,114	2,835	3,184
Real estate owned	(298)	12	(312)	26
Loan processing expense	571	486	2,996	3,090
Other	2,310	1,469	8,747	7,231
Total noninterest expenses	27,677	25,267	109,870	111,636
Income before income taxes	10,051	6,206	33,445	24,002
Income tax expense	2,338	996	7,043	5,314
Net income	$7,713	$5,210	$26,402	$18,688
Income per share:
Basic	$0.44	$0.28	$1.48	$1.01
Diluted	$0.44	$0.28	$1.48	$1.01
Weighted average shares outstanding:
Basic	17,466	18,335	17,837	18,556
Diluted	17,507	18,396	17,867	18,589

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,
	2025	2024
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$63,560	$35,182
Federal funds sold	7,255	4,302
Interest-earning deposits in other financial institutions and other short term investments	292	277
Cash and cash equivalents	71,107	39,761
Securities available for sale (at fair value)	230,848	208,549
Loans held for sale (at fair value)	145,057	135,909
Loans receivable	1,675,552	1,680,576
Less: Allowance for credit losses ("ACL") - loans	17,478	18,247
Loans receivable, net	1,658,074	1,662,329

Office properties and equipment, net	18,855	19,389
Federal Home Loan Bank stock (at cost)	19,804	20,295
Cash surrender value of life insurance	77,353	74,612
Real estate owned, net	424	505
Prepaid expenses and other assets	37,985	48,259
Total assets	$2,259,507	$2,209,608

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$175,595	$171,115
Money market and savings deposits	329,031	283,243
Time deposits	932,646	905,539
Total deposits	1,437,272	1,359,897

Borrowings	412,258	446,519
Advance payments by borrowers for taxes	2,996	5,630
Other liabilities	57,589	58,427
Total liabilities	1,910,115	1,870,473

Shareholders' equity:
Preferred stock	-	-
Common stock	184	193
Additional paid-in capital	78,014	91,214
Retained earnings	292,957	277,196
Unearned ESOP shares	(9,496)	(10,682)
Accumulated other comprehensive loss, net of taxes	(12,267)	(18,786)
Total shareholders' equity	349,392	339,135
Total liabilities and shareholders' equity	$2,259,507	$2,209,608

Share Information
Shares outstanding	18,360	19,343
Book value per share	$19.03	$17.53

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$15,711	$14,739	$13,708	$12,576	$12,835
Provision (credit) for credit losses	(558)	(269)	(9)	(558)	367
Total noninterest income	21,459	22,302	24,329	17,097	19,005
Total noninterest expense	27,677	27,466	28,377	26,350	25,267
Income before income taxes	10,051	9,844	9,669	3,881	6,206
Income tax expense	2,338	1,918	1,942	845	996
Net income	$7,713	$7,926	$7,727	$3,036	$5,210
Income per share – basic	$0.44	$0.45	$0.43	$0.17	$0.28
Income per share – diluted	$0.44	$0.45	$0.43	$0.17	$0.28
Dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	1.35%	1.42%	1.39%	0.57%	0.94%
Return on average equity - QTD	8.74%	9.14%	9.04%	3.61%	6.05%
Net interest margin - QTD	2.89%	2.76%	2.60%	2.47%	2.42%

Return on average assets - YTD	1.19%	1.13%	0.99%	0.57%	0.84%
Return on average equity - YTD	7.62%	7.23%	6.32%	3.61%	5.48%
Net interest margin - YTD	2.68%	2.61%	2.54%	2.47%	2.17%

Asset Quality Ratios:
Past due loans to total loans	0.86%	0.50%	0.69%	0.67%	0.90%
Nonaccrual loans to total loans	0.37%	0.35%	0.49%	0.45%	0.34%
Nonperforming assets to total assets	0.29%	0.27%	0.37%	0.35%	0.28%
Allowance for credit losses - loans to loans receivable	1.04%	1.03%	1.07%	1.08%	1.09%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,842,908	$1,809,600	$1,812,065	$1,768,617	$1,819,574
Mortgage related securities	180,434	178,063	173,220	170,947	168,521
Debt securities, federal funds sold and short term investments	133,781	131,165	131,710	123,004	124,658
Total interest-earning assets	2,157,123	2,118,828	2,116,995	2,062,568	2,112,753
Noninterest-earning assets	107,462	103,434	105,382	105,030	100,627
Total assets	$2,264,585	$2,222,262	$2,222,377	$2,167,598	$2,213,380

Interest-bearing liabilities
Demand accounts	$92,292	$90,015	$89,548	$87,393	$92,247
Money market, savings, and escrow accounts	339,368	334,300	320,908	300,686	306,478
Certificates of deposit - retail	823,586	823,274	830,550	818,612	810,340
Certificates of deposit - brokered	105,496	61,814	72,533	97,101	59,254
Total interest-bearing deposits	1,360,742	1,309,403	1,313,539	1,303,792	1,268,319
Borrowings	419,541	440,968	437,784	397,053	464,964
Total interest-bearing liabilities	1,780,283	1,750,371	1,751,323	1,700,845	1,733,283
Noninterest-bearing demand deposits	89,673	88,799	85,665	80,372	87,889
Noninterest-bearing liabilities	44,688	39,136	42,669	44,905	49,645
Total liabilities	1,914,644	1,878,306	1,879,657	1,826,122	1,870,817
Equity	349,941	343,956	342,720	341,476	342,563
Total liabilities and equity	$2,264,585	$2,222,262	$2,222,377	$2,167,598	$2,213,380

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.85%	5.84%	5.73%	5.75%	5.75%
Mortgage related securities	3.09%	3.04%	2.90%	2.83%	2.67%
Debt securities, federal funds sold and short term investments	4.54%	4.74%	4.74%	4.90%	4.85%
Total interest-earning assets	5.54%	5.53%	5.43%	5.46%	5.46%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.09%	2.04%	2.07%	2.10%	2.00%
Certificates of deposit - retail	3.78%	3.92%	4.11%	4.33%	4.53%
Certificates of deposit - brokered	3.89%	4.11%	4.35%	4.18%	4.18%
Total interest-bearing deposits	3.12%	3.19%	3.35%	3.52%	3.58%
Borrowings	3.51%	3.86%	3.67%	3.93%	4.11%
Total interest-bearing liabilities	3.21%	3.36%	3.43%	3.62%	3.72%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$15,521	$14,617	$13,640	$12,403	$12,886
Provision (credit) for credit losses	(518)	(276)	(19)	(518)	331
Total noninterest income	1,305	1,359	1,686	1,348	1,595
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,646	5,036	5,027	5,212	4,883
Occupancy, office furniture and equipment	1,026	907	920	1,076	825
Advertising	250	213	219	171	204
Data processing	741	733	806	712	691
Communications	103	108	99	100	89
Professional fees	185	200	196	347	196
Real estate owned	(298)	4	(8)	(10)	12
Loan processing expense	-	-	-	-	-
Other	630	617	466	596	563
Total noninterest expense	8,283	7,818	7,725	8,204	7,463
Income before income taxes	9,061	8,434	7,620	6,065	6,687
Income tax expense	2,063	1,518	1,400	1,427	1,399
Net income	$6,998	$6,916	$6,220	$4,638	$5,288

Efficiency ratio - QTD (non-GAAP)	49.23%	48.94%	50.40%	59.66%	51.54%
Efficiency ratio - YTD (non-GAAP)	51.76%	52.71%	54.78%	59.66%	59.58%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income (loss)	$205	$103	$53	$152	$(92)
Provision (credit) for credit losses	(40)	7	10	(40)	36
Total noninterest income	20,172	20,985	22,643	15,731	17,455
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	15,489	15,716	16,312	12,054	13,781
Occupancy, office furniture and equipment	798	781	833	853	754
Advertising	446	499	527	552	523
Data processing	465	475	507	498	542
Communications	129	141	158	135	135
Professional fees	33	180	303	1,373	917
Real estate owned	-	-	-	-	-
Loan processing expense	571	688	817	920	486
Other	1,586	1,271	1,230	1,751	814
Total noninterest expense	19,517	19,751	20,687	18,136	17,952
Income (loss) before income taxes expense (benefit)	900	1,330	1,999	(2,213)	(625)
Income tax expense (benefit)	244	382	531	(588)	(428)
Net income (loss)	$656	$948	$1,468	$(1,625)	$(197)

Efficiency ratio - QTD (non-GAAP)	95.78%	93.66%	91.15%	114.18%	103.39%
Efficiency ratio - YTD (non-GAAP)	97.56%	98.17%	100.63%	114.18%	97.74%

Loan originations	$534,646	$539,404	$588,838	$387,729	$470,650
Purchase	78.9%	90.1%	91.7%	87.5%	82.1%
Refinance	21.1%	9.9%	8.3%	12.5%	17.9%
Gross margin on loans sold(1)	3.80%	3.87%	3.84%	3.98%	3.74%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations